Exhibit 7.01

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing Statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this Statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of this 15th day of May, 2009.

/s/ Gerard Guez Gerard Guez

/s/ Todd Kay Todd Kay

Todd Kay and Kimberly Smith Kay Trustees Kay Living Trust

By:	/s/ Todd Kay
Todd Kay
Its:	Trustee

Sunrise Acquisition Company, LLC

By:	/s/ Gerard Guez
Gerard Guez
Its:	Co-Manager

By:	/s/ Todd Kay
Todd Kay
Its:	Co-Manager

Sunrise Merger Company

By:	/s/ Gerard Guez
Gerard Guez
Its:	President